UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2025
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Named Executive Officer Compensatory Awards.
The Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of Post Holdings, Inc. (the “Company” or “Post”) approved the grant of stock-based awards to certain of its named executive officers on November 18, 2025.
The Committee approved awards of restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) to certain of its named executive officers under the Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan. The following table sets forth the RSUs and the target number of PRSUs which were awarded:

Name	Position	RSUs	PRSUs

Robert V. Vitale	President and Chief Executive Officer	45,367	45,367

Matthew J. Mainer	Executive Vice President, Chief Financial Officer and Treasurer	17,338	17,338

Nicolas Catoggio	President and Chief Executive Officer, Post Consumer Brands (and, effective January 2, 2026, also Executive Vice President and Chief Operating Officer)	23,196	23,196

Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	17,104	17,104

Mark W. Westphal	President, Foodservice	16,682	16,682
The RSU awards identified above were made by the Committee through the use of the form of RSU award agreement that was approved by the Committee on November 12, 2024, described in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2024 and filed as Exhibit 10.50 to the Company’s Form 10-Q filed with the SEC on February 7, 2025 (the “RSU Form”). Each of the RSU awards will be settled in shares of Post common stock and vests in equal installments on the first, second and third anniversaries of the date of grant, subject to continued employment and to certain acceleration events as described in the award agreements. The foregoing description of the terms of these RSU awards does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Form previously filed with the SEC, which is incorporated herein by reference.
The PRSU awards identified above were made by the Committee through the use of the form of PRSU award agreement that was approved by the Committee on November 12, 2024, described in the Company’s Form 8-K filed with the SEC on November 18, 2024 and filed as Exhibit 10.52 to the Company’s Form 10-Q filed with the SEC on February 7, 2025 (the “PRSU Form”). The performance period for the PRSUs is from October 1, 2025 to September 30, 2028. The performance metric for these PRSUs is the Company’s total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage (of Target)
≥85th	260%
75th	200%
50th	100%
25th	50%
<25th	0%
Vesting of the PRSUs would accelerate, in whole or in part, in certain events, as described in the award agreements. The PRSUs will be settled in shares of Post common stock, cash or other consideration, in each case, based on the fair market value of Post common stock on the applicable vesting date, in the discretion of the Committee. The foregoing description of the terms of these PRSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the PRSU Form previously filed with the SEC, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

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